EXHIBIT B-4


                                 UTILITY COMPANY
                       FORM OF ASSOCIATE SERVICE AGREEMENT

                                SERVICE AGREEMENT

     This Service Agreement is made and entered into this       day of
                                                          -----
           , by and between                    ("Client Company") and
-----------                 ------------------
                    ("Utility Company").
-------------------

                                   WITNESSETH

     WHEREAS, the Securities and Exchange Commission ("SEC"), pursuant to
Section 13(b) of the Public Utility Holding Company Act of 1935 ("Act") has authorized Utility Company to provide certain services to its associate companies within the CP&L Energy system; and

     WHEREAS, Client Company is an associate company within the CP&L Energy system; and

     WHEREAS, Utility Company and Client Company have entered into this Service Agreement whereby Utility Company agrees to provide and Client Company agrees to accept and pay for various services as provided herein at cost, with cost determined in accordance with applicable rules and regulations under the Act, which require Utility Company to fairly and equitably allocate costs among all associate companies to which it renders services (collectively, the "Client Companies"), including Client Company.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties to this Service Agreement covenant and agree as follows:

                              ARTICLE I - SERVICES

     Section 1.1 Utility Company shall furnish to Client Company, as requested by Client Company, upon the terms and conditions hereinafter set forth, such of the services described in Appendix A hereto, at such times, for such periods and in such manner as Client Company may from time to time request and that Utility Company concludes it is able to perform. Utility Company shall also provide Client Company with such special services, in addition to those services described in Appendix A hereto, as may be requested by Client Company and that Utility Company concludes it is able to perform. In supplying such services, Utility Company may arrange, where it deems appropriate, for the services of such experts, consultants, advisers, and other persons with necessary qualifications as are required for or pertinent to the provision of such services.


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     Section 1.2 Client Company shall take from Utility Company such of the services described in Section 1.1, and such additional general or special services, whether or not now contemplated, as are requested from time to time by Client Company and that Utility Company concludes it is able to perform.

     Section 1.3 The cost of the services described herein or contemplated to be performed hereunder shall be directly assigned, distributed or allocated by activity, project, program, work order or other appropriate basis. Client Company shall have the right from time to time to amend or alter any activity, project, program or work order provided that (i) any such amendment or alteration that results in a material change in the scope of the services to be performed or equipment to be provided is agreed to by Utility Company, (ii) the cost for the services covered by the activity, project, program or work order shall include any expense incurred by Utility Company as a direct result of such amendment or alteration of the activity, project, program or work order, and
(iii) no amendment or alteration of an activity, project, program or work order shall release Client Company from liability for all costs already incurred by or contracted for by Utility Company pursuant to the activity, project, program or work order, regardless of whether the services associated with such costs have been completed.

     Section 1.4 Utility Company shall use its best efforts to maintain a staff trained and experienced in the services described in Appendix A.

                            ARTICLE II - COMPENSATION

     Section 2.1 As compensation for the services to be rendered hereunder, Client Company shall pay to Utility Company all costs, which reasonably can be identified and related to particular services performed by Utility Company for or on its behalf. The methods for assigning or allocating Utility Company costs to Client Company, as well as to other associate companies, are set forth in Appendix A.

     Section 2.2 It is the intent of this Service Agreement that charges for services shall be distributed among Client Companies, to the extent possible, based upon direct assignment. The amounts remaining after direct assignment shall be allocated among the Client Companies using the methods identified in Appendix A. The method of assignment or allocation of cost shall be subject to review annually, or more frequently if appropriate. Such method of assignment or allocation of costs may be modified or changed by the Utility Company without the necessity of an amendment to this Service Agreement; provided that, in each instance, all services rendered hereunder shall be at actual cost thereof, fairly and equitably assigned or allocated, all in accordance with the requirements of the Act and any orders promulgated thereunder. The Utility Company shall review with the Client Company any proposed material change in the method of assignment or allocation of costs hereunder and the parties must agree to any such changes before they are implemented. In addition, no such agreed upon material change shall be made unless and until the Utility Company shall have first given written notice to the North Carolina Utilities Commission, the Public Service Commission of South Carolina, and the Florida Public Service Commission (collectively, the "State Commissions") and the SEC not less than 60 days prior to the proposed effective date thereof.


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


     Section 2.3 Utility Company shall render a monthly report to Client Company that shall reflect the information necessary to identify the costs charged for that month. Client Company shall remit to Utility Company all charges billed to it within 30 days of receipt of the monthly report.

     Section 2.4 It is the intent of this Service Agreement that the payment for services rendered by Utility Company to Client Company under this Service Agreement shall cover all the costs of its doing business including, but not limited to, salaries and wages, office supplies and expenses, outside services employed, property insurance, injuries and damages, employee pensions and benefits, miscellaneous general expenses, rents, maintenance of structures and equipment, depreciation and amortization, and compensation for use of capital as permitted by Rule 91 of the SEC's regulations under the Act.

     Section 2.5 North and South Carolina Utility Companies may not incur a charge under this Service Agreement except in accordance with North and South Carolina law and the rules, regulations and orders of the North Carolina Utilities Commission ("NCUC") and South Carolina Public Service Commission ("SCPSC") promulgated thereunder, and may not seek to reflect in rates any: cost incurred under this agreement exceeding the amount allowed by the NCUC or SCPSC; or revenue level earned under such contract less than the amount imputed by the NCUC or SCPSC.

                               ARTICLE III - TERM

     Section 3.1 This Service Agreement shall become effective as of the date first written above, subject only to the receipt of any required regulatory approvals from the State Commissions and the SEC, and shall continue in force until terminated by Utility Company or Client Company, upon not less than one year's prior written notice to the other party. This Service Agreement shall also be subject to termination or modification at any time, without notice, if and to the extent performance under this Service Agreement may conflict with the Act or with any rule, regulation or order of the SEC adopted before or after the date of this Service Agreement.

                           ARTICLE IV - MISCELLANEOUS

     Section 4.1 All accounts and records of Utility Company shall be kept in accordance with the General Rules and Regulations promulgated by the FERC.

     Section 4.2 New direct or indirect subsidiaries of CP&L Energy, which may come into existence after the effective date of this Service Agreement, may become additional client companies of Utility Company and subject to a service agreement with Utility Company. The parties hereto shall make such changes in the scope and character of the services to be rendered and the method of assigning, distributing or allocating costs of such services as specified in Appendix A, subject to the requirements of Section 2.2, as may become necessary to achieve a fair and equitable assignment, distribution, or allocation of Utility Company costs among all associate companies including the new subsidiaries.


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


     Section 4.3 Utility Company shall permit Client Company access to its accounts and records including the basis and computation of allocations.

     Section 4.4 Utility Company and each Client Company shall comply with the terms and conditions of all applicable contracts managed by the Utility Company for such Client Companies, including without limitation terms and conditions preserving the confidentiality and security of proprietary information of vendors.

     IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be executed as of the date and year first above written.

                                        UTILITY COMPANY


                                        BY:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        CLIENT COMPANY


                                        BY:
                                           -------------------------------------
                                        Name:
                                        Title:


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                                                                      APPENDIX A

          DESCRIPTION OF SERVICES TO BE PROVIDED BY UTILITY COMPANY AND
               DETERMINATION OF CHARGES FOR SUCH SERVICES TO THE
                                CLIENT COMPANIES

                                       TO
                       SERVICE AGREEMENT, DATED
                                                ---------

                                    ARTICLE I

                     DETERMINATION AND DISTRIBUTION OF COSTS
                     ---------------------------------------

All disbursements and expenses of the Utility Company for services performed for the Client Companies will be billed to such Client Companies. The Utility Company will maintain a work order ("project") system for accumulating all costs on an activity, product, project or functional basis, as appropriate. All employees, including officers, of the Utility Company shall keep time records which permit ready identification of hours worked, account numbers charged and project numbers charged, within reasonable cost benefit standards. Each product and/or project will specify the Client Company to be charged and, where more than one Client Company is to be charged, the method of allocation of such charges. A description of the services provided is detailed below. Identifiable costs will be directly assigned to Client Companies, where appropriate. Costs may include, where allowable, a return on capital. For costs which are for services of a general nature that cannot be directly assigned, the method of allocation is described below for each service provided.


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                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

DIRECT AND INDIRECT COSTS - Services can entail incurring both direct and indirect costs.
o DIRECT: Direct costs can be specifically identified with providing a particular service or product to a Client Company. Employee labor charged directly to Client Companies will be burdened with payroll tax, benefit and exceptional hours overhead costs. Exceptional hours costs include hours spent on non-work related activities such as: vacation, holiday, sick, other hours excused, hours off without pay and occupational accident hours. Labor burdens on direct labor costs will be classified as direct costs. Direct costs will be charged whenever possible. For example, labor charges for a Utility Company employee to perform construction services for a Client Company will be classified as a direct cost.
o INDIRECT: Indirect costs cannot be specifically identified with providing a particular service or product to a Client Company. Employee labor allocated to Client Companies will be burdened with payroll tax, benefit and exceptional hours overhead costs. Labor burdens on indirect labor costs will be classified as indirect costs. Indirect costs will be allocated using a fair and reasonable percentage basis. For example, labor charges for a Utility Company employee to perform nuclear generation benchmarking services for Client Companies will be allocated based on maximum dependable capacity (see definition at Article III) and classified as an indirect cost.


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


                                   ARTICLE III

                  RATIOS, BURDENS AND OTHER ALLOCATION METRICS
                  --------------------------------------------

The following ratios and other allocation metrics shall be applied, as specified in Article IV, to allocate costs accumulated on functional work orders for services of a general nature.

BENEFITS BURDEN
A ratio, the numerator of which is the employee benefits expenses of each Client Company and the denominator of which is the raw labor dollars of each Client Company. Each Client Company will have its own benefits burden pool of dollars to be distributed to that Client Company's labor dollars, so this burden rate could vary by Client Company. These burden pools will be analyzed quarterly, based on year-end projected figures as of March 31, June 30, September 30 and December 31, to determine if (1) the burden rates should be revised or if (2) an adjusting entry should be made to ensure that the pool clears out completely by year end.

CENTRAL REMITTANCE PROCESSING RATIO
A ratio, the numerator of which is the number of payments processed for NCNG, and the denominator of which is the total number of payments processed by the Utility Company Central Remittance function. This ratio will be revised monthly, or at least annually, based upon latest available figures.

C/I/G CUSTOMERS RATIO
A ratio, the numerator of which is the number of commercial, industrial and governmental electric (or gas, as applicable) customers of a Client Company and the denominator of which is the number of such customers of all Client Companies. This ratio will be revised annually, based upon figures as of December 31.

COAL VOLUME ALLOCATION
A ratio, the numerator of which is the projected tons of coal to be acquired for or on behalf of a Client Company by the Utility Company for the next calendar year, and the denominator of which is the sum of the number of tons of coal projected to be acquired for or on behalf of all Client Companies and the Utility Company. This ratio shall be calculated annually, and for each fiscal year, the rate is calculated using costs and volumes estimated during the budget cycle for such year.

DIRECT COST RATIO
A ratio, (i) the numerator of which is the cost of materials, supplies or other relevant direct cost incurred by the provider entity's functional area, directly related to providing a particular service, and (ii) the denominator of which is the total cost of materials, supplies or other relevant direct cost incurred by that functional area directly related to providing that service to all Client


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Companies. This ratio will be revised monthly, or if not available on a monthly basis, based upon prior year actual experience.

ENERGY DELIVERY SERVICES (EDS) BUDGET REVENUE RATE
A ratio, the numerator of which is the relevant share of corporate, business unit and departmental indirect costs budgeted to EDS, and the denominator of which is the budgeted revenues for EDS. For each fiscal year, the rate is calculated using costs and revenues estimated during the budget cycle for such year.

HEADCOUNT RATIO
A ratio, the numerator of which is the headcount of the relevant organizational area of the Utility Company permanently situated at a Client Company's facilities or locations, and the denominator of which is total headcount of the relevant organizational area of the Utility Company. This ratio will be revised annually at December 31.

LABOR DOLLAR BURDEN
A ratio, the numerator of which is the total indirect expense related to providing a particular product or service, and the denominator of which is the cost of direct and contractor labor (in dollars) incurred by the Utility Company's relevant functional area directly related to providing that service to all Client Companies. For purposes of the calculation, labor dollars of a particular work type (e.g., distribution, transmission, etc.) will be used. This burden pool will be analyzed annually, based on figures as of December 31, to determine if (1) the burden rates should be revised or if (2) an adjusting entry should be made to ensure that the pool clears out by year end.

LABOR DOLLAR RATIO
A ratio, (i) the numerator of which is the cost of labor (in dollars) incurred by the provider entity's functional area, directly related to providing a particular service, and (ii) the denominator of which is the total cost of labor (in dollars) incurred by that functional area directly related to providing that service to all Client Companies. For purposes of the calculation, labor dollars of a particular work type (e.g., distribution, transmission, etc.) will be used. This ratio will be revised at least annually, based upon figures as of December 31.

LABOR HOUR RATIO
A ratio, (i) the numerator of which is the cost of labor (in hours) incurred by the provider entity's functional area, directly related to providing a particular service, and (ii) the denominator of which is the total cost of labor (in hours) incurred by that functional area directly related to providing that service to all Client Companies. This ratio will be revised monthly, or if not available on a monthly basis, based upon prior year actual experience.


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LEVEL OF SERVICE ESTIMATE
A ratio, the numerator of which is the expected labor and non-labor direct costs of a specified service anticipated to be demanded by a Client Company, and the denominator of which is the aggregate anticipated demand (in direct cost dollars) from all Client Companies for such service. This ratio shall be revised annually, based upon an assessment of previous year's demand calculated as of December 31.

MASS MARKET CUSTOMERS RATIO
A ratio, the numerator of which is the number of residential electric (or gas, as applicable) customers of a Client Company and the denominator of which is the number of such customers of all Client Companies. This ratio will be revised annually, based upon figures as of December 31.

MAXIMUM DEPENDABLE CAPACITY RATIO
A ratio, the numerator of which is the Maximum Dependable Capacity of generation assets owned by a Client Company and the denominator of which is the Maximum Dependable Capacity of all Client Companies.
o For Nuclear Generation Group services, only nuclear generation assets owned by Client Companies are to be considered.
o For Power Operations services, only fossil-fired and hydro assets (including combustion turbine units) are to be considered, except with respect to System Planning and Control Center services, where all generation assets will be included in such calculation.
This ratio will be revised quarterly, based upon the figures as of March 31, June 30, September 30 and December 31.

MMBTU TRANSACTED RATIO
A ratio, the numerator of which is the volume of wholesale gas and oil commodity transacted (purchased or sold) on behalf of a Client Company (in MMBTUs) and the denominator of which is the volume of commodity transacted on behalf of all Client Companies (in MMBTUs). This ratio will be revised annually, based upon figures as of December 31.

MODIFIED MASSACHUSETTS FORMULA RATIO
The modified Massachusetts formula is a residual allocation method utilized when no direct or other reasonable cost-benefit relationship can be determined. The formula measures two equally weighted factors to arrive at an allocation percentage for each Client Company:

(Client Company's Labor Dollars + Client Company's Undepreciated Capital Assets) /2 = X%
-------------------------------   ---------------------------------------------
(      Total Labor Dollars              Total Undepreciated Capital Assets     )

This ratio will be revised quarterly, based on figures as of March 31, June 30, September 30 and December 31.


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


MWHS TRANSACTED RATIO
A ratio, the numerator of which is the volume of wholesale power transacted (purchased or sold) on behalf of a Client Company in MWhs and the denominator of which is the volume of commodity transacted on behalf of all Client Companies. This ratio will be revised annually, based upon figures as of December 31.

PAYROLL HEADCOUNT RATIO
A ratio, the numerator of which is the number of regular, full-time active employees of a Client Company for whom paychecks are processed by the Utility Company, and the denominator of which is total number of regular, full-time active employees of all Client Companies for whom paychecks are processed. This ratio will be revised annually at December 31.

PAYROLL TAX BURDEN
Each labor dollar incurred will have an additional adder to reflect a prorated portion of the payroll taxes. There will be distinct payroll tax pools representing each Service and Client Company. Payroll tax burden amounts will be created based on applying a percentage rate to base and overtime labor. There will be one rate per Service and Client Company based on individual company pools as a ratio to each company's labor.

REGIONAL CUSTOMER BASE RATIO
A ratio, the numerator of which is the total number of Client Company customers in a regional service territory, and the denominator of which is the total number of customers of the Utility Company and all Client Companies procuring the relevant service in the relevant service territory regions. The ratio will be revised annually based upon figures as of December 31.

SCREENING UNIT RATE
A ratio, the numerator of which is the Utility Company's cost of providing underground cable location screening services, and the denominator of which is the number of such screening services work units of all Client Companies. For each fiscal year:
o The rate is calculated using costs and work units estimated during the budget cycle for such year
o Each Client Company is charged for services by multiplying the rate and the work units actually performed by the Utility Company (the "direct charges")
o Residual costs are allocated in the same proportions as the direct charges, including adjustments, at the end of such year

TOTAL AGENT-HANDLED CALL RATIO
A ratio, the numerator of which is the number of agent-handled customer care calls processed by the Utility Company on behalf of a Client Company, and the denominator of which is total number of after-hours, agent-handled customer care


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


calls of the relevant organizational area of the Utility Company. This ratio will be revised annually at December 31.

TOTAL CUSTOMERS RATIO
A ratio, the numerator of which is the number of total retail residential, commercial, industrial and governmental electric (or gas, as applicable) customers of a Client Company and the denominator of which is the number of such customers of all Client Companies. This ratio will be revised annually, based upon figures as of December 31.

VEHICLE COST RATIO
A ratio, (i) the numerator of which are the hours of vehicle use and/or miles of usage directly related to providing a particular service by the provider entity's functional area, and (ii) the denominator of which is the total hours of vehicle use and/or miles of usage directly related to providing that service to all Client Companies by that functional area. This ratio will be revised monthly, or if not available on a monthly basis, based upon prior year actual experience.


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                                   ARTICLE IV
                                   ----------

                        DESCRIPTION OF SERVICES PROVIDED
                        --------------------------------

A general description of each Utility Company department's services, which may be modified from time to time by the Utility Company without notice, and method or methods of allocation to be used by the department for costs accumulated on work orders of a general nature, is documented below. No substitution or material change will be made in methods of allocation hereinafter specified unless a new method of allocation has been approved by the Securities and Exchange Commission ("SEC"). Notice of any change in the methods of allocation applicable to a work order shall be given to the Client Companies affected.

1.   TRANSMISSION AND DISTRIBUTION

a.   Transmission/Distribution Support
          (1) Description - Design new substations, transmission and distribution lines and improvements, maintains records and drawings, designs new distribution feeders and improvements, relocations of existing lines, system reliability monitoring and root cause failure analysis
          (2) Method of Allocation - Direct Cost/Labor Dollar Ratio or Labor Dollar Burden or Headcount Ratio

b.   Distribution Design
          (1)  Description - Underground cable location screening
          (2) Method of Allocation - Direct Cost/Labor Dollar Ratio or Labor Dollar Burden or Screening Unit Rate

c.   Management and Oversight
          (1) Description - Executive management and benchmarking (key performance indicators) and craft and technical training management for T&D
          (2) Method of Allocation - Direct Cost/Modified Massachusetts Formula Ratio or Headcount Ratio

d.   Construction
          (1) Description - Joint trenching construction in CP&L/NCNG overlapping service territory
          (2) Method of Allocation - Direct Cost/Labor Dollar Ratio or Labor Dollar Burden

e.   Fiber Construction
          (1) Description - Lay fiber on electrical structures and underground for Progress Telecom
          (2) Method of Allocation - Direct Cost/Energy Delivery Services (EDS) Budget Revenue Rate

f.   Metering Services
          (1) Description - Develop and implement meter technology strategy and marketing
          (2)  Method of Allocation - Direct Cost/Headcount Ratio


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g.   T&D Contract Services
          (1)  Description - Distribution support
          (2) Method of Allocation - Direct Cost/Modified Massachusetts Formula Ratio or Headcount ratio

h.   Field Payments
          (1) Description - Provides paystation support in certain overlapping service territory regions.
          (2)  Method of allocation - Direct Cost/Regional Customer Base Ratio

i.   Community Relations
          (1) Description - Provides community relations support through Chamber of Commerce and other activities in certain overlapping service territory regions.
          (2)  Method of allocation - Direct Cost/Regional Customer Base Ratio

2.   CUSTOMER SERVICE

a.   Management
          (1)  Description - Executive management for Customer Service
          (2)  Method of Allocation - Direct Cost/Total Customers Ratio

b.   Performance Solutions
          (1) Description - Call management scheduling, forecasting and monitoring; customer service training and support; and performance improvement projects
          (2)  Method of Allocation - Direct Cost/Total Customers Ratio

c.   Customer Calls
          (1) Description - Answer CP&L customer calls after hours in the Florida Power Call Center
          (2) Method of Allocation - Total Customers Ratio or Total Agent-Handled Call Ratio

d.   Gas Customer Service
          (1) Description - Support customer service functions at NCNG including billing, customer service employees
          (2)  Method of Allocation - Direct Cost

e.   Gas Central Remittance Processing
          (1)  Description - Process mailed in customer payments for gas
          (2)  Method of allocation - Central Remittance Processing Ratio


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3.   TELECOMMUNICATIONS

a.   Field Telecommunications
          (1) Description - Installation and configuration assistance with communications facilities
          (2) Method of Allocation - Direct Cost/Labor Dollar Ratio or Labor Hour Ratio or Direct Cost Ratio or Vehicle Cost Ratio

b.   Energy Delivery Engineering
          (1) Description - Maintain T&D-related communication system and construction of fiber on electrical structures and underground; engineering and construction of wireless attachments and new towers
          (2) Method of Allocation - Direct Cost/Labor Dollar Ratio or Labor Hour Ratio or Direct Cost Ratio or Vehicle Cost Ratio

c.   Business Operations - Environmental Support
          (1)  Description - Secures necessary permits for telecom projects
          (2) Method of Allocation - Direct Cost/Labor Dollar Ratio or Labor Hour Ratio or Direct Cost Ratio or Vehicle Cost Ratio

4.   ENERGY SUPPLY

a.   Management and Finance
          (1) Description - Provide Energy Supply executive management and financial services/business operations oversight and financial and strategy support for Energy Supply functions; track key performance indicators and develop business plans
          (2) Method of Allocation - Direct Cost/Modified Massachusetts Formula Ratio or Maximum Dependable Capacity Ratio


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


5.   NUCLEAR

a.   Management and Finance
          (1) Description - Nuclear executive management and financial services/business operations oversight; provide financial strategy support for energy supply functions; track key performance indicators and develop business plans
          (2)  Method of Allocation - Direct Cost/Maximum Dependable Capacity
               Ratio

b.   Regulatory, Assessment and Oversight
          (1) Description - Regulatory and licensing, corrective action/operating experience, quality assurance and emergency preparedness support and oversight
          (2)  Method of Allocation - Direct Cost/Maximum Dependable Capacity
               Ratio

c.   Engineering and Programs
          (1) Description - Coordinate plant engineering to facilitate standardization and provide nuclear fuel related activities to support the stations
          (2)  Method of Allocation - Direct Cost/Maximum Dependable Capacity
               Ratio

d.   Materials and Contracts Support
          (1) Description - Central procurement engineering, nuclear material acquisition, and purchasing and contracts oversight and support
          (2)  Method of Allocation - Direct Cost/Maximum Dependable Capacity
               Ratio

e.   Information Technology
          (1) Description - IT support and oversight for plant business applications
          (2)  Method of Allocation - Direct Cost/Maximum Dependable Capacity
               Ratio

f.   Nuclear Analytical Services
          (1) Description - Provide radiological, metallurgical and analytical chemistry services
          (2) Method of Allocation - Direct Cost/Maximum Dependable Capacity Ratio or Level of Service Estimate

6.   ELECTRIC FUELS CORP.

a.   Coal Procurement and Transportation
          (1) Description - Purchase and transport coal, conduct all related analyses and administer associated contracts
          (2) Method of Allocation - Direct Cost/Coal Volume Allocation (or other cost allocation mechanism(s) permitted by the relevant state and federal regulatory bodies)


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7.   POWER OPERATIONS

a.   Management and Finance
          (1) Description - Provide executive and functional management across the following functional areas: Power trading and support, gas and oil supply and power plant development and construction, system operations and planning, energy control centers, engineering, fossil operations, CT operations and support and training; provide financial services/business operations oversight and financial and strategy support for Power Operations functions; track key performance indicators and develop business plans
          (2) Method of Allocation - Direct Cost/Modified Massachusetts Formula Ratio or Level of Service Estimate

b.   Gas and Oil Supply (Short-Term)
          (1) Description - Coordinate short-term trading activities with supply and pipeline scheduling, monitor market conditions and track daily volumes
          (2)  Method of Allocation - Direct Cost/MMBTU Transacted Ratio

c.    Gas and Oil Supply (Long-Term)
          (1) Description - Acquire, develop and negotiate long-term supply and pipeline capacity and monitor market conditions
          (2) Method of Allocation - Direct Cost/Modified Massachusetts Formula Ratio

d.   Power Trading
          (1) Description - Identify hourly, pre-scheduled and forward trading opportunities, coordinate with system operations, establish cost basis for trading, control trading risk and provide software support to trading operations
          (2)  Method of Allocation - Direct Cost/MWhs Transacted Ratio

e.   Power Trading Support
          (1) Description - Coordinate transactions with traders, analyze markets and provide simulations and pricing models, comply with regulatory filing requirements, reconcile accounts (and manage wholesale power contracts)
          (2)  Method of Allocation - Direct Cost/MWhs Transacted Ratio

f.   System Planning
          (1) Description - Maintain product and resource planning models and database of generating units and load forecasts, perform valuation activities and perform costing analysis in support of outage scheduling and financial forecasting
          (2)  Method of Allocation - Direct Cost/Maximum Dependable Capacity
               Ratio

g.   Generation Expansion
          (1) Description - Negotiate with lenders and vendors for proposed projects, develop business cases to support new projects and analyze infrastructure; manage construction process
          (2) Method of Allocation - Direct Cost/Labor Dollar Burden or Labor Dollar Ratio


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h.   Energy Control Center Training
          (1)  Description - Develop and conduct Energy Control Center training
          (2)  Method of Allocation - Direct Cost/Maximum Dependable Capacity
               Ratio

i.   Plant Operations - Planning and Work Management
          (1) Description - Provide system expertise for plants, plan and develop work packages for various types of maintenance and schedule routine maintenance
          (2) Method of Allocation - Direct Cost/ Labor Dollar Burden or Labor Dollar Ratio or Level of Service Estimate

j.   Plant Operations - Fuel, Water and Facilities Monitoring and Management
          (1) Description - Monitor and maintain water quality in plants, conduct fuel analyses, manage inventory and materials levels, track burn rates, assess equipment performance and coordinate maintenance and manage fuel delivery and waste product removal
          (2)  Method of Allocation - Direct Cost/Level of Service Estimate

k.   Engineering
          (1) Description - Design and manage plant and equipment modifications, coordinate with original equipment manufacturers and monitor efficiency issues
          (2)  Method of Allocation - Direct Cost/Level of Service Estimate

l.   Operations Support
          (1) Description - Provide equipment expertise, troubleshoot systemic problems, conduct all fly ash activities, process improvement, outage management, work scheduling, perform maintenance services and manage accounting and billing services
          (2)  Method of Allocation - Direct Cost/Level of Service Estimate

m.   Training
          (1)  Description - Fossil training
          (2)  Method of Allocation - Direct Cost/Level of Service Estimate

n.   Core Environmental Services
          (1) Description - Manage air and water emissions, monitoring, testing and disposal of hazardous waste and environmental permitting, compliance and reporting and provide related management and oversight
          (2)  Method of Allocation - Direct Cost/Level of Service Estimate

o.   CT Operations/Maintenance
          (1)  Description - Provide CT support and technical services
          (2)  Method of Allocation - Direct Cost/Level of Service Estimate


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8.   GAS AND ENERGY SERVICES

a.   Management and Finance
          (1) Description - Executive management across the entire function and financial and strategy support for Gas and Energy Services functions; budget and track key performance indicators and develop business plans
          (2) Method of Allocation - Direct Cost/Modified Massachusetts Formula Ratio

b.   C/I/G Sales
          (1)  Description - C/I/G Sales
          (2)  Method of Allocation - Direct Cost/C/I/G Customers Ratio

c.   Mass Sales
          (1) Description - Influence the distribution channel for the sale of electric and gas products and maintain relationships with key segment decision-makers
          (2)  Method of Allocation - Direct Cost/Mass Market Customers Ratio

d.   Sales
          (1) Description - Create customized sales proposals and communicate the value and benefits of company products to mass customers
          (2)  Method of Allocation - Direct Cost/Total Customers Ratio

e.   Sales Tracking
          (1) Description - Maintain the automated tracking system and train sales and marketing force in its use
          (2)  Method of Allocation - Direct Cost/Total Customers Ratio

f.   C/I/G Marketing
          (1) Description - Identify innovative opportunities and product concepts for commercial, industrial and governmental customers and manage launched product lines for C/I/G market customers
          (2)  Method of Allocation - Direct Cost/ C/I/G Customers Ratio

g.   Mass Marketing
          (1) Description - Identify innovative opportunities and product concepts and manage launched product lines for mass market customers
          (2)  Method of Allocation - Direct Cost/Mass Market Customers Ratio

h.   C/I/G Product Support
          (1) Description - Provide oversight of equipment installations, provide technical expertise in electrical and mechanical systems and develop cost estimates and pricing to support product sales and service
          (2)  Method of Allocation - Direct Cost/ C/I/G Customers Ratio


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i.   Mass Product Support
          (1) Description - Develop cost estimates and pricing to support product sales and service
          (2)  Method of Allocation - Direct Cost/Mass Market Customers Ratio

9.   INFORMATION TECHNOLOGY

a.   Information Technology Services
          (1) Description - Provide telecom support, applications programming and analysis and staff IT help desk
          (2)  Method of Allocation - Direct Cost

10.  FLORIDA SUPPORT SERVICES

a.   Legal Services
          (1) Description - Provide legal services and support in certain matters related to company operations and relations for consolidated or Service Company.
          (2)  Method of Allocation - Direct Cost/Labor Hours Ratio

b.   Claims
          (1) Description - Provides investigation and settlement support and payment of general liability and motor vehicle accidents and coordinate the collection of monies owed for damage to facilities and equipment as a result of third party negligence.
          (2)  Method of Allocation - Direct Cost/Labor Hours Ratio

c.   Internal Audit
          (1) Description - Provide an independent and objective appraisal of the adequacy of business controls and effectiveness and efficiency of company operations.
          (2)  Method of Allocation - Direct Cost/Labor Hours Ratio

d.   Insurance
          (1) Description - Property, liability and fiduciary insurance premiums.
          (2)  Method of Allocation - Direct Cost/Labor Hours Ratio

e.   Tax Administration
          (1)  Description - Conduct tax planning and prepare returns
          (2)  Method of Allocation - Direct Cost/Labor Hours Ratio

f.   Financial and Insurance Risk Management
          (1) Description - Independently measure and report corporate risk exposures and provide risk management training, tools, controls and strategies; manage the corporate insurance program
          (2)  Method of Allocation - Direct Cost/Labor Hours Ratio


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g.   Cash Management
          (1) Description - Manage the efficient movement of company funds through the banking system and secures short-term debt financing and/or investments.
          (2)  Method of Allocation - Direct Cost/Labor Hours Ratio

h.   Executive Benefits Management
          (1) Description - Administer health, welfare, qualified plans & executive benefits.
          (2)  Method of Allocation - Direct Cost/Labor Hours Ratio

i.   Payroll
          (1) Description - Conduct time entry, maintain payroll system, run payroll, produce payroll-related reports and process employee expense reports.
          (2)  Method of Allocation - Direct Cost/Payroll Headcount Ratio


11.  MISCELLANEOUS SERVICES

a.   Controls Maintenance
          (1) Description - Provide energy controls maintenance services for Brunswick plant
          (2)  Method of Allocation - Direct Cost


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